Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ISSUES FORM 8-K FOR 2020 ANNUAL MEETING OF
SHAREHOLDERS PRESENTATION

LAVAL, Quebec, April 28, 2020 - Bausch Health Companies Inc. (NYSE/TSX: BHC) ("Bausch Health" or the “Company”) today announced the Company is providing a presentation (the “2020 Annual Meeting of Shareholders”) on its business during the Company’s annual meeting of shareholders on April 28, 2020. The presentation will be available on Investor Relations section of the Bausch Health website. The Company has filed a Form 8-K this morning, annexing the 2020 Annual Meeting of Shareholders presentation.

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.
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